                               MANAGEMENT AGREEMENT


         THIS MANAGEMENT AGREEMENT (this "Agreement" is executed on the 15th day of May, 1996, but is effective as of 12:01 a.m. on the 16th day of May, 1996 (the "Effective Date"), by and between the LAKE LANIER ISLANDS DEVELOPMENT AUTHORITY, a body corporate and politic created and existing under the laws of the State of Georgia, whose address is 6950 Holiday Road, Lake Lanier Islands, Georgia 30518 ("LLIDA") and KSL LAKE LANIER, INC., a Delaware corporation, whose address is 6950 Holiday Road, Lake Lanier Islands, Georgia 30518 ("Manager").


                               STATEMENT OF BACKGROUND

         Pursuant to that certain Lease ("Original Lease"), dated April 24, 1968, and identified as Lease No. DACW01-1-68-436, The United States of America, Department of the Army, acting by and through the United States Army Corps of Engineers (the "Corps") did lease to the Department of State Parks, State of Georgia ("Parks Department"), certain land originally consisting of approximately 1,071 acres within the lake commonly known as Lake Sidney Lanier in Hall County, Georgia. The Original Lease has been amended by:
Supplemental Agreement No. 1, dated August 31, 1970; Supplemental Agreement 2, dated June 18, 1973; Supplemental Agreement No. 3, dated March 26, 1974; Supplemental Agreement No. 4, dated October 30, 1975; and Supplemental Agreement No. 5, dated April 22, 1986. The Original Lease, as amended by all of the supplemental agreements listed above, is hereinafter referred to as the "Corps Lease." The premises leased by the Corps to the Parks Department (and its successors and assigns) pursuant to the Corps Lease, which now consists of approximately 1,101 acres as described on Exhibit "A" attached hereto and incorporated herein by this reference, is hereinafter referred to as the "Project".

         The Corps Lease incorporates by reference the terms of that certain Contract for Recreational Development at Lake Sidney Lanier, Georgia ("Original Contract"), dated December 11, 1974, and identified as Contract No. DACW01-9-75-325 by and between The United States of America, Lake Lanier Islands Development Commission ("LLIDC") and LLIDA. The Original Contract has been amended by Supplemental Agreement No. 1, dated February 24, 1976; Supplemental Agreement No. 2, dated December 19, 1977; Supplemental Agreement No. 3, dated April 25, 1979; Supplemental Agreement No. 4, dated September 15, 1980; and Supplemental Agreement No.5, dated March 24, 1982. The Original Contract, as amended by all of the supplemental agreements listed above, is hereinafter referred to as the "Contract".

         The interest of the Parks Department under the Lease was assigned to LLIDC pursuant to Assignment of Lease, dated September 18, 1969, with an effective date of November 1, 1969. Pursuant to a Management Agreement, dated December 1, 1971 (the "1971 Management Agreement"), and by Power of Attorney, dated December 8, 1971, LLIDC delegated certain rights to develop, manage and operate the Project to LLIDA. Pursuant to a Sublease Agreement dated January 15, 1979 (the "LLIDA Sublease"), the Georgia Department of Natural Resources DNR, as successor to LLIDC pursuant to the

Executive Reorganization Act of 1972 (GA. Laws 1972, pp. 1051, 1054), did sublease all of its interest under the Corps Lease to LLIDA. Subsequent to the LLIDA Sublease, LLIDA entered into that certain Management Agreement, dated June 19, 1986 (the "1986 Management Agreement"), pursuant to which LLIDA surrendered and reconveyed to DNR a portion of the Project.

         By Lease Agreement, dated February 26, 1973 (the "Stouffer Sublease"), executed by LLIDC, LLIDA and Lanier Islands Inn Associates, a general partnership, a portion of the Project (the "PineIsle Resort") was subleased to Lanier Islands Inn Associates. The PineIsle Resort includes a 250-room hotel (the "Stouffer Hotel") and an 18-hole golf course (the "PineIsle Golf Course"). The interest of the Lessee under the Stouffer Sublease is now held by ("Stouffer") Renaissance Stouffer, and Stouffer presently operates the PineIsle Resort and the PineIsle Golf Course. The term of the Stouffer Sublease expires on April 14, 2018.

         The principal existing improvements (all of the existing improvements owned by LLIDA or DNR and located on the Project are referred to collectively herein as the ("LLIDA Facilities") now located on the portion of the Project not leased to Stouffer under the Stouffer Sublease include a 224-room Hilton Hotel (the "Hilton Hotel"), an 18-hole golf course (the "Hilton Golf Course"), a beach and water park (collectively, the "Water Park"), food and beverage vending operations, boat rental facilities, a gift shop, an outdoor amphitheater, pavilions, campgrounds, riding stables, and dock space licensed under an annual license to the Lake Lanier Sailing Academy (the "Sailing Academy"). LLIDA also presently operates a boat rental operation on Lake Lanier, and hosts numerous special events, including the Magical Nights of Lights.

         The Governor's Commission on the Privatization of Government Services has determined that it is in the best interest of the State of Georgia to privatize the operation, management, development and control of the Project. Accordingly, at the request of the Governor of the State of Georgia, LLIDA disseminated a Request for Proposals to Sublease the Resort Recreation Area Known as the Lake Lanier Islands, Lake Lanier Islands, Georgia, dated December 15, 1995 (the "RFP"). Pursuant to the RFP, LLIDA solicited sealed offers or bids for the sublease of the Project and the privatization of the management and operation of the Project (collectively, the "Privatization Transaction"). Manager was the apparent successful proposer.

         The basic business terms of the proposed Privatization Transaction contained in Manager's proposal have been agreed upon and are outlined on Exhibit "B" attached hereto and incorporated herein. While such basic business terms have been agreed upon by LLIDA and Manager, those parties are now diligently negotiating in good faith with one another to finalize other terms of the proposed Privatization Transaction, and are preparing and negotiating the documentation thereof. Due in significant part to the need for various third party consents, approvals and estoppels, LLIDA and Manager intend to effect closing of the Privatization Transaction on a date subsequent to this Agreement, but to commence the operation and management of the Project by Manager as of May 16, 1996. LLIDA and Manager desire to enter into this Agreement to provide for the terms of such operation and management. It is the intention of the parties in entering into this Agreement that, if the Privatization Transaction is closed, the parties hereto will be placed in the same economic position as if the Privatization Transaction had closed on, and all prorations and adjustments of Project revenues and expenses will be as of, 12:01 a.m., May 15, 1996.

                                STATEMENT OF AGREEMENT

         NOW, THEREFORE, for and in consideration of the sum of TEN DOLLARS ($10.00), in hand paid, and for other good and valuable consideration, including, without limitation, the mutual covenants and promises set forth hereinbelow, the receipt, adequacy and sufficiency of which are hereby acknowledged, LLIDA hereby appoints Manager as its exclusive operator and manager for the Project, and Manager agrees to manage and operate the Project for and on behalf of LLIDA and to perform the management services described herein for and on behalf of LLIDA, for the terms and on the conditions set forth herein. LLIDA hereby represents to Manager that, to the best of LLIDA's knowledge, the information set forth in the Statement of Background, above, is factually correct and acknowledges and agrees that Manager is authorized to rely, and will rely, thereon as a material inducement to execute and deliver this Agreement.


                                      ARTICLE I
                                  TERM OF AGREEMENT

         1.01 Management and Operation. The term of this Agreement shall commence on the Effective Date and shall expire on the earlier to occur of
(a) July 16, 1996, subject to the right of Manager, to be exercised by written notice to LLIDA on or before July 12, 1996, with the consent of LLIDA, which consent shall not be unreasonably withheld or delayed, to extend such date to August 16, 1996 if the Privatization Transaction has not closed by July 12, 1996 by reason of the inability of the parties to obtain any required third party consent or approval (July 16, 1996, as such date may be extended with the consent of LLIDA as set forth in this Section, is herein referred to as the "Outside Closing"), or (b) the date of closing of the Privatization Transaction (the earlier of said dates being herein referred to as the "Management Agreement Expiration Date"), unless sooner terminated in accordance with the provisions of this Agreement.

                                      ARTICLE II
                                MANAGEMENT OF PROJECT

         2.01 Management and Operation. Manager shall manage, operate and maintain the LLIDA Facilities and the rest of the Project prudently and efficiently for the benefit of LLIDA in accordance with sound business practices and in accordance with the standard procedures and management techniques commonly used by Manager with respect to comparable properties owned or managed by Manager. Manager shall also administer the Stouffer Sublease, including the receipt of all revenues thereunder and the performance of the obligations of the lessor thereunder.

         2.02 Employees.

         (a) Employees of Manager. Manager shall have in its employ at all times a sufficient number of employees as Manager deems appropriate in its sole discretion to properly manage, operate, maintain, and account for the Project, and may offer employment to any and all active employees of LLIDA performing services in connection with the Project. All matters pertaining to the employment, training, supervision, compensation, promotion, and discharge of employees of Manager (whether or not formerly employed by LLIDA) are and will be the responsibility of, and are and will be in the sole discretion of, Manager which, in all respects, is and will be the employer of all such employees. LLIDA will have neither the right, nor the obligation, to hire, supervise, or discharge any of employees of Manager. Manager and LLIDA shall fully comply with all applicable federal, state and local laws and regulations respecting employment and employment practices, terms and conditions of employment, immigration, workmen's compensation, social security, unemployment insurance, hours of labor, wages, working conditions, and other employer-employee related subjects with respect to any of their respective employees prior to, during and after the term of this Agreement. Manager will be responsible for payment of, from amounts available from time to time in the Operating Account or otherwise provided by LLIDA, all salaries, wages, fringe benefits, other remuneration, worker's compensation insurance, social security taxes, unemployment insurance and other taxes or levies now in force or hereafter imposed by any governmental authority with respect to Manager's employees who work at the Project, including persons who are currently employees of Manager or its parent, and who are either engaged full-time in the performance of the obligations of Manager under this Agreement, or are fulfilling roles currently performed by employees of LLIDA, including, but not limited to, employees of LLIDA engaged in the marketing services, human resources, finance, accounting, safety or security services, and the executive officer (collectively, the "Project Employees"), as well as all expenses incurred in connection with the hiring, training, and maintenance of such employees, and all travel expenses incurred in connection with the management and operation of the Project, including, but not limited to all salaries, wages, other remuneration, funding for fringe benefits and any benefits provided by any employee benefit plan, worker's compensation insurance, social security taxes, unemployment insurance and other taxes or leves, and workmen's compensation, employer lability, and other claims for any benefit under any employee benefit plan or claims arising from the employment of such employees (all such expense being collectively referred to herein as "Employee Expenses"). Manager, however, will be entitled to reimburse itself from the Operating Account (as defined below) for all such Employee Expenses so insured, all of which Employee Expenses are hereby agreed to as expenses of or related to the management and/or operation of the Project. To the extent that funds available in the Operating Account from time to time are insufficient or are reasonably anticipated to be insufficient to pay all Employee Expenses, LLIDA will, within ten (10) calendar days after a request by Manager, deposit such additional funds into the Operating Account as shall be necessary to pay all Employee Expenses, or will pay the same (if the Privatization Transaction does not close) if due after the expiration or termination of this Agreement. Employee Expenses related to Project Employees who are not engaged full-time in the performance of the obligations of Manager under this Agreement shall be prorated in good faith by Manager between the Project and any other duties not related to the Project. LLIDA shall not be required to pay any such Employees Expenses which result from acts by Manager outside the scope of authority granted to Manager under this Agreement, or from fraudulent acts, or wilful misconduct or gross negligence on the part of Manager and which do not result from acts by LLIDA. The provisions of this Section 2.02(a) with respect to Employee Expenses shall be subject in all respects to the provisions of Article 3, below, pursuant to which Manager is required to comply with the Operating Budget, as defined therein. Nothing contained in this Section 2.02(a) shall be deemed or construed to relieve Manager of any obligation to maintain insurance as required under this Agreement, or to constitute a release of any obligation of the insurance companies to pay any loss so insured.

         (b) Other Personnel. Manager shall be responsible for payment from its own funds of expenses of its officers and employees other than Project Employees.

         (c) Hiring by LLIDA of Project Employees on Failure of Privatization Transaction to Close. Notwithstanding any contrary provision set forth elsewhere in this Agreement, LLIDA hereby covenants and agrees that upon the expiration or termination of this Agreement for any reason other than the closing of the Privatization Transaction, including, without limitation, the termination of this Agreement by reason of a default by Manager hereunder or the expiration of the term hereof, LLIDA will immediately rehire all Project Employees (other than Project Employees who were employees of Manager or its parent prior to the execution of this Agreement) on the terms and conditions, including employees benefits, applicable immediately prior to the commencement of this Agreement, effective and with pay and benefits to accrue as of the date of such termination or expiration, provided, however, that LLIDA shall have the right to elect not to rehire fifty (50) or fewer Project Employees who have been employed by Manager and who were not employed by LLIDA prior to the date of this Agreement. LLIDA represents to Manager and agrees that LLIDA will pay and all costs, liabilities and expenses incurred by LLIDA or Manager to any Project Employee (other than the Project Employees who were employees of Manager or its parent prior to the execution of this Agreement) by reason of the termination of the Project Employees without providing any notice which may be required by applicable federal or state law in the event that, in violation of the requirements of this Section 2.02(c), Project Employees are not rehired by LLIDA.

         (d) Employee Expenses Accrued and Owing by LLIDA as of Effective Date. Contemporaneously herewith LLIDA has terminated the employment of persons who were its employees at the Project and Manager has hired certain of such former employees of LLIDA to serve as Project Employees of Manager. LLIDA represents that all such terminated employees were employees at will. At the time of the termination of such persons by LLIDA, certain of such persons were and remain entitled to be paid by LLIDA for then accrued unpaid salaries, wages, fringe benefits and other benefits and remuneration, including specifically, without limitation, benefits under COBRA (collectively, "Accrued LLIDA Employee Expenses"). Notwithstanding any contrary provision contained elsewhere in this Agreement, Manager does not hereby assume, and will not hereafter assume, any obligation or liability to pay any Accrued LLIDA Employee Expenses and no Accrued LLIDA Employee Expenses will now or hereafter be payable from the Operating Account (as defined below). LLIDA hereby acknowledges, covenants, and agrees that it is and will remain, solely responsible for the payment of, and that it will timely and fully pay, all Accrued LLIDA

Employee Expenses, and that Manager will have no liability for payment of any Accrued LLIDA Employee Expenses.

         (e) Employee Expenses Accrued and Owing by Manager as of Expiration or Termination. In the event that the Privatization Transaction does not close, then at the time of the termination of employment of Project Employees, certain of such persons may be entitled to be paid by Manager for then accrued unpaid salaries, wages, fringe benefits and other benefits and remuneration (collectively, "Accrued Manager Employee Expenses"). Notwithstanding any contrary provision contained elsewhere in this Agreement, LLIDA does hereby agree that, subject in all respects to the provisions of
Article 3, below, pursuant to which Manager is required to comply with the Operating Budget, as defined therein, in the event that the Privatization Transaction does not close, it will pay any and all Accrued Manager Employee Expenses and that Manager will have no liability for payment of any Accrued Manager Employee Expenses.

         2.03 Compliance with Legal Requirements. Manager will be responsible for full compliance with federal, state, municipal and other local laws, statutes, ordinances, rules, regulations and orders related to the management, use, operation, repair and maintenance of the Project, including, without limitation, all of the LLIDA Facilities located thereon, and with the rules, regulations, or orders of the local Board of Fire Underwriters or other similar body (the aforedescribed laws, etc., being collectively herein referred to as the "Legal Requirements"). By way of illustration only, Manager will apply for and exercise diligent commercially reasonable efforts to obtain and/or maintain, in the name of LLIDA, all approvals, licenses and permits required by any governmental authority for the operation of the Project. LLIDA hereby represents that all approvals, licenses and permits currently required by any governmental authority for the operation of the Project are in full force and effect and will be assigned, as necessary or appropriate and to the extent assignable, to Manager. LLIDA will maintain in effect all permits and take all other actions, all at no expense to Manager, as may be necessary to permit the continued sale of liquor and other alcoholic beverages on the excursion boats, in the Hilton Hotel, and in all other LLIDA Facilities where same are not being sold. Manager will exercise diligent commercially reasonable efforts to promptly remedy any violation of any such Legal Requirement which violation comes to its attention. Expenses incurred in complying with, and/or in remedying any such violation of, any Legal Requirement, may be paid from the Operating Account or the Capital Account. Manager acknowledges that R.L. Burson is named as the licensee under certain liquor licenses presently held by LLIDA issued by the State of Georgia. Manager does hereby indemnify and agree to defend and hold harmless R.L.Burson from and against any and all liabilities, losses, costs, damages and expenses (including reasonable attorneys' fees) arising, resulting, sustained or incurred, or which can or may arise, result, be sustained or incurred by R.L. Burson in connection with the holding by R.L. Burson of such liquor licenses. Manager shall cause R.L. Burson to be named as an additional insured in the liability insurance policies to be provided by Manager under this Agreement, and to provide to R.L. Burson a certificate or certificates evidencing such insurance. Nothing contained in this Section 2.03 shall be deemed to limit the obligations of LLIDA under the provisions of Section 11.11, below; provided however, that nothing contained in this Section 2.03 shall be deemed or construed to relieve Manager of any obligation to maintain insurance as required under this Agreement, or to constitute a release of any obligation of the insurance companies to pay any loss so insured.

         2.04 Collection of Room Rents and Other Income. Subject to the provisions of Section 4.01, below, Manager shall use diligent and reasonable efforts: (a) to collect all room rents and other charges due from guests, tenants, vendors, concessionaires, invitees, and licensees, of the Project and, when and as proper and expedient, to cause any such persons to quite and surrender space or premises occupied by them; and (b) to ask for, demand, collect, and receipt for any and all room rents and other charges which may at any time become due to LLIDA from any guest, tenant or from others for services provided in connection with or for the occupancy or other use of the Project or any portion thereof. Manager shall collect and identify any income due LLIDA from miscellaneous services provided to tenants or the public, including, but not limited to, tenant storage, and coin operated machines for all types (including, without limitation, washers, dryers, vending machines and pay telephones). All monies so collected shall be deposited in the Operating Account; provided, however, that Manager shall remit to LLIDA the 5% room tax collected in connection with all room rents, subject to LLIDA paying scheduled destination and marketing expenses, and subject to appropriate adjustment at closing if the Privatization Transaction closes. Manager shall use commercially reasonable efforts to collect all receivables outstanding as of and through May 15, 1996, and to remit all such receivables actually collected to LLIDA within ten (10) days after the end of each calendar month during the term of this Agreement. All expenses incurred for products and services delivered or rendered prior to or as of and through May 15, 1996, and for services rendered through May 15, 1996, shall be paid by LLIDA, and Manager shall promptly forward to LLIDA all invoices received by Manager with respect to such expenses. LLIDA shall also be reasonable for the payment of all other liabilities, whether disclosed, arising from events occurring prior to the date of this Agreement, and Manager shall have no responsibility for the payment of such liabilities. LLIDA acknowledges that Manager may provide complimentary rooms, subject to availability, to employees of Manager while at the Project on business relating to the Project or in connection with the obligations of Manager under this Agreement.

         2.05 Service Contracts.

         (a) Existing Service Contracts. LLIDA hereby represents to Manager that attached hereto as Exhibit "C" is a true, correct and complete list of all now existing service and supply contracts related to the Project or any portion thereof (collectively, the "Existing Service Contracts"), and that all of the Existing Service Contracts are in full force and effect and, to the knowledge of LLIDA, no default or event or condition, which, with the giving of notice or the passage of time, or both, would constitute a default is currently in existence under any of the Existing Service Contracts. Manager, acting on behalf of and as agent for LLIDA, may modify, extend or terminate any of the Existing Service Contracts as Manager, in its sole discretion, may determine to be desirable, provided that any such Existing Service Contract which is modified or extended is consistent with the Operating Budget and either (i) is terminable by or on behalf of LLIDA on no more than thirty (30) days prior written notice without premium, fee or penalty, or (ii) has a term which is to expire no later than the Outside Closing Date.

         (b) Additional Service Contracts. Manager, acting on behalf of and as agent for LLIDA, may, and is hereby authorized to, enter into any new contract for cleaning, maintaining, repairing, making replacements to, or servicing any of the LLIDA Facilities or any other part of the Project (an "Additional Service Control") if same is consistent with the Operating Budget and either (i) is terminable by or on behalf of LLIDA on no more than thirty
(30) days prior written notice without premium, fee or penalty or (ii) has a term which is to expire no later than the Outside Closing Date. Any other proposed new service or supply contract which does not satisfy the parameters specified in the preceding sentence may be executed by Manager only if Manager has obtained LLIDA's prior written consent thereto, which consent shall not be unreasonably withheld, conditioned or delayed. Manager may modify, extend or terminate any Additional Service Contract provided that any such Additional Service Contract, as modified or extended, would be permitted under the provisions of this Section 2.05(b). Manager shall promptly provide a copy of any Additional Service Contract, or modification of any Existing Service Contract or Additional Service Contract to LLIDA.

         2.06 Leases, Licenses, Concessions, etc. Manager shall, to the extent, but only to the extent, of funds available from time to time in the Operating Account or otherwise provided by LLIDA, be responsible for the making of all payment and the performance of all other duties and obligations of LLIDA and/or of DNR now or hereafter required to be paid or performed by LLIDA and/or DNR under the Corps Lease, the Stouffer Sublease, or under any other lease, license or concession agreement related to any part of the Project existing as of the date of this Agreement (all such now existing leases, licenses, and concession agreements being collectively referred to as the "Other Project Agreements"). LLIDA hereby represents to Manager that all Other Project Agreements are identified on Exhibit "D" attached hereto and incorporated herein and that LLIDA has delivered to Manager true, correct and complete copies of all Other Project Agreements, that the Other Project Agreements are in full force and effect, and that, to the knowledge of LLIDA, no default or event or condition, which, with the giving of notice or the passage of time, or both, would constitute a default is currently in existence under any of the Other Project Agreements. During the term hereof, LLIDA will not encumber the Project, or any part thereof, will not execute any Other Project Agreement, and will not amend or terminate any Other Project Agreement. Subject to the provisions of Section 4.01, below, Manager, acting for and on behalf of and in the name of LLIDA, may execute any new license or concession agreement as Manager may deem advisable; provided, however, that, if and to the extent that the Lease requires the prior approval by the Corps of any new Other Project Agreement, Manager shall not execute any such Other Project Agreement until such approval has been obtained; provided further that any such new Other Project Agreement shall be consistent with the Operating Budget and shall be either (i) terminable by or on behalf of LLIDA on no more than thirty (30) days prior written notice without premium, fee or penalty or (ii) have a term which is to expire no later than the Outside Closing Date. LLIDA hereby represents to Manager that the Corps has not notified LLIDA that it has declined to approve or has disapproved any Other Project Agreement.

         2.07 Advertising. Manager shall prepare such advertising plans and promotional material to be used to further room sales and/or to increase utilization by the public of any of the other the LLIDA Facilities as Manager, in its sole discretion, shall determine to be advisable. Any and all such advertising and promotional materials shall be prepared in full compliance with all applicable Legal Requirements.

         2.08 Room Sales, Room Rates and other Facilities Use Charges. Manager may charge and implement prices, price schedules, rates and rate schedules established from time to time by Manager in its sole discretion. Manager agrees that during the term of this Agreement it will honor contractual obligations of LLIDA, such as advance reservations at agreed upon rates. Manager shall not materially reduce any such prices, price schedules, rates or rate schedules effective during the term or after the expiration of this Agreement without the prior written consent of LLIDA, which shall not be unreasonably withheld, and except to the extent consistent with LLIDA's usual and customary discounts and promotional practices. Notwithstanding anything to the contrary in this Agreement, Manager may enter into advance bookings of rooms or other LLIDA Facilities in accordance with price and rate schedules consistent with the foregoing, even if such bookings are for days after the Outside Closing Date.

         2.09 License Agreement. LLIDA hereby represents to Manager that the License Agreement, dated January 1, 1993, executed by and between LLIDA and Hilton Inns, Inc. ("Hilton") related to the Hilton (the "Hilton License Agreement"), is in full force and effect, that LLIDA has delivered to Manager a true, correct and complete copy of the Hilton License Agreement, that to the knowledge of LLIDA, there is no presently existing default thereunder by either party thereto nor has Hilton notified LLIDA of any such default, nor to the knowledge of LLIDA does there now exist any condition, nor has any event heretofore occurred, which with notice and/or the passage of time will become a default under the Hilton License Agreement. Manager will exercise its commercially reasonable efforts to fully comply with and perform all terms and conditions of the Hilton License Agreement which are required to be performed by LLIDA, to the extent, but only to the extent, of funds from time to time available in the Operating Account or the Capital Account or otherwise provided by LLIDA.

         2.10 Insurance. Manager will obtain and maintain in full force and effect during the term hereof, to the extent, of funds from time to time available in the Operating Account or otherwise provided by LLIDA, policies of property damage, fire and hazard insurance with respect to the property and improvements at the Project, and business interruption insurance (which shall include business interruption coverage for damages to the bridge leading to the Project), comprehensive general liability, liquor liability, workmen's compensation, employer liability and automobile liability insurance with respect to the Project in amount, with carriers and with deductibles, all as more particularly described on Exhibit "H" attached hereto and incorporated herein. LLIDA will be covered as a loss payee under all property insurance policies maintained by Manger with respect to the Project, and Manager will be covered as an insured and/or loss payee under all liability and property insurance policies maintained by Manager with respect to the Project. The premium for all such policies shall be expenses of the Project which may be paid or reimbursed from the Operating Account. All insurance policies required hereunder or otherwise related to the Project and maintained by Manager shall include waiver of subrogation provisions for the benefit of LLIDA and Manager with respect to all losses payable under such policies. In the event that LLIDA is required to carry separate liability or property damage insurance policies with respect to the Project, the cost of such insurance shall not be paid from Project revenues received by Manager with respect to the period after the date of this Agreement, but shall be a separate expense of LLIDA, and will not be prorated or otherwise assumed by Manager in proration and economic adjustment calculations to occur upon closing of the Privatization Transaction.

         2.11 Repairs and Replacements.

         (a) Capital Improvements. Manager may make the capital improvements, repairs or replacements to the Project, and expend, in connection therewith, the amounts from the Capital Amount (as hereinafter defined) described in the Schedule of Capital Improvements and Repairs and Capital Budget attached hereto as Exhibit "E" and incorporated herein. As of the date of this Agreement, LLIDA has delivered to Manager the Initial Capital Improvement Deposit (as defined in Article VI, below), and Manager is authorized to expend the Initial Capital Improvement Deposit for the capital improvements, repairs and replacements described on the attached Exhibit "E" without the necessity of any further notice to, or consent from, LLIDA. In addition, Manager may expend funds for other capital improvements, repairs or replacements of capital improvements, with the prior written consent of LLIDA, which shall not be unreasonably withheld, delayed or conditioned, provided that the amount so expended shall be deducted from the $400,000.00 described in Paragraph 7 of the attached Exhibit "B" to be paid to Manager upon the closing of the Privatization Transaction. Upon approval of such capital improvements, repairs or replacements, LLIDA shall deposit the approved cost thereof into the Capital Account, which funds may be withdrawn by Manager for the payment of such approved cost.

         (b) Non Capital Repairs and Replacements. Manager shall make or cause to be made, to the extent, but only to the extent, of funds from time to time available in the Operating in the Operating Account or otherwise provided by LLIDA, all noncapital repairs, replacements, renovations and restorations as Manager may determine to be advisable in its sole discretion, but subject to the limitations specified in the Operating Budget, and without the necessary of any further notice to, or consent from, LLIDA (collectively, "Authorized Noncapital Repairs").

         2.12 LLIDA's Project Representative. During the term hereof, LLIDA shall cause to be present, on-site at the Project, during regular business hours, its representative (the "LLIDA Representative") who shall serve as a resource person for the Manager in the performance by the Manager of its duties and obligations hereunder, shall act as a liaison between LLIDA and Manager, and shall have the discretionary authority to grant any consent or approval which LLIDA has herein reserved, LLIDA Representative during normal business hours will generally be available at his office on the Project, at 6950 Holiday Road, Lake Lanier Islands, Georgia. LLIDA hereby designates R.L. Burson to serve as the initial LLIDA Representative. LLIDA may from time to time designate, upon ten (10) days prior written notice to Manager, a different LLIDA Representative by written notice to Manager, provided that any such substitute LLIDA Representative shall be reasonably acceptable to Manager.

                                     ARTICLE III
                                       BUDGETS

         3.01 Approved Budgets. Attached hereto as collective Exhibit "F and incorporated herein is the Operating Budget for the Project for the calendar year ending on December 31, 1996 (the "Operating Budget"). The Operating Budget was prepared by, and is hereby reaffirmed by, LLIDA and is hereby approved by Manager. The Capital Budget which is attached hereto as Exhibit "E", which relates to certain identified capital improvements, repairs or replacements, was also prepared by, and is hereby reaffirmed by LLIDA, and is hereby approved by Manager (the "Operating Budget" and the "Capital Budget" are sometimes hereinafter referred to collectively as the "Budgets").

         3.02 Compliance with Budgets. Manager will use commercially reasonable efforts to cause the actual cots of maintaining and operating the Project not to exceed the applicable Budget in the aggregate (with the Operating Budget to be prorated on a daily basis for partial months).

         3.03 Modification of Operating Budget. During the term hereof, Manager will inform LLIDA of any material change in costs and expenses which, in Manager's judgment, necessitate a modification to the Operating Budget. LLIDA hereby agrees that it will not unreasonably withhold, condition, or delay its approval of any modification recommended by Manager related to the Operating Budget. LLIDA, however, may not unilaterally, without the approval of Manager, modify the Operating Budget.

         3.04 Non-Emergency Deviations from Operating Budget.
Notwithstanding any contrary provision hereinabove in this Article III, Manager, without the necessity of giving any prior notice to, or of obtaining any prior approval from, LLIDA, may and is hereby authorized to make any expenditure which will not cause the expenditures in the Operating Budget to be exceeded by more than five percent (5%) in the aggregate over the term of this Agreement (such aggregate to be calculated for the year to date, net of amounts expended by LLIDA prior to the date hereof), plus an amount equal to all revenues received by Manager (other than 5% room tax) during the applicable period in excess of the projected revenues shown in the Operating Budget (excluding interest income shown in the Operating Budget).

         3.05 Emergency Deviations from Operating Budget. The Parties hereto acknowledge that unanticipated emergency conditions may arise, from time to time, which may necessitate immediate response to minimize or avoid an unreasonable risk of danger to the health, safety, or property of persons, or of damage to the Project or to the environment, or of unnecessary and material adverse impact on or disruption to the continuous and orderly operation of the Hilton Hotel or of any other LLIDA Facility (any of such situations being referred to as an "Emergency Situation"). In the event of any Emergency Situation, Manager shall diligently exercise commercially reasonable efforts to promptly notify LLIDA Representative when Manager becomes aware of the occurrence of any Emergency Situation, but in the absence of the LLIDA Representative Manager shall have the authority, without the consent of LLIDA, and notwithstanding the other provisions of this
Article III, to make any
reasonable expenditure which will not exceed $10,000 per Emergency Situation (or any greater amount which the Manager may expend in good faith to halt or stabilize (as opposed to repair and restore) the Emergency Situation). Manager shall deliver to LLIDA, within ten (10) days after the initial occurrence of any such Emergency Situation a written report, in reasonable detail, of such Emergency Situation. LLIDA will not unreasonably withhold its approval for any expenditures necessitated by any such Emergency Situation or for any further subsequent related adjustments to the Operating Budget.


                                      ARTICLE IV
                                   RESTRICTIONS ON
                                 AUTHORITY OF MANAGER

         4.01 Restrictions on Manager's Authority. In performing management services hereunder, Manager shall not without the prior written consent of
Owner:

         (a) Pay any funds generated from the Project to any person or entity related to or affiliated with Manager (other than Employee Expenses permitted under Section 2.02, above) except for procurement, in good faith and in the ordinary course of business, of services and/or products at prices and on such other terms as are fair, reasonable and no less favorable to LLIDA than the prices and other terms for comparable services and/or products which would be obtained in an arm's length transaction with an unaffiliated person or except as otherwise authorized elsewhere in this Agreement;

         (b) Compromise, settle or adjust any condemnation claim against any of the Project or make a claim for any proceeds of any such condemnation;

         (c) Commence or discontinue any actions in the nature of legal proceedings in any court, before any governmental authority, or in arbitration;

         (d) Retain legal counsel to represent LLIDA;

         (e) Make any changes to the layout of the Project or make capital additions or capital alterations thereto (other than repairs or replacements and capital improvements, repairs and replacements permitted under Section 2.11, above);

         (f) Terminate the Hilton License Agreement;

         (g) Sell or otherwise encumber the Project or any part thereof;

         (h) Enter into agreements providing for occupancy by guests or other occupants for more than 14 days;

         (i) Rent or lease all or any portion of the Project, or enter into any lease or rental agreement with any guest or occupant of all or any portion of the Project; or

         (j) Permit occupancy by any guest or occupant for more than 14 days.


                                      ARTICLE V
                        FINANCIAL REPORTING AND RECORDKEEPING

         5.01 Books of Accounts. Manager shall maintain adequate and separate books and records for the Project, the entries to which shall be supported by sufficient documentation to ascertain that said entries are a proper and accurate record for the Project. Such books and records shall be maintained by Manager at the Project.

         5.02 Account Classification. Manager shall utilize existing accounting and internal auditing systems presently utilized by LLIDA, including books of control and accounts consistent with good accounting procedure, and in accordance with generally accepted accounting principles.

         5.03 Financial Reports. Manager shall furnish reports, of the types and in the forms heretofore approved by LLIDA (collectively, the "Required Reports"), of all transactions occurring during each calendar month. A schedule of all Required Reports is set forth in Exhibit "G" hereto. Except as otherwise specified on Exhibit "G", the Required Reports are to be delivered to LLIDA no later than the thirtieth (30th) day of the calendar month following the calendar month to which such Required Reports relate.

         5.04 LLIDA's Right to Audit.  LLIDA or its representatives, on five
(5) business days prior written notice, at its own expense, may inspect the books and records maintained for LLIDA by Manager no matter where books and records are located. LLIDA also reserves the right to perform, after the aforesaid notice, any and all additional audit tests relating to Manager's activities either at the Project or at any office of the Manager, provided such audit tests are related to those activities performed by Manager for LLIDA.


                                      ARTICLE VI
                          OPERATING ACCOUNT; CAPITAL ACCOUNT

         6.01 Establishing and Maintenance of Operating Account. As of the date of execution of this Agreement, Manager has opened, in Manager's name, an operating account, Account No. 3250403286, with NationsBank, 1500 Buford Highway, Buford, Georgia 30518 (the "Operating Account"). The Operating Account shall be an interest-bearing account. Only officers and/or employees of Manager designated from time to time by Manager, and the LLIDA Representative or another officer or employee of LLIDA designated from time to time by LLIDA, have or will have signature authority on the Operating Account. Manager will maintain the Operating Account during the term of this Agreement. As of the date of this Agreement LLIDA has delivered to Manager the sum of $250,000.00 (the "Minimum Working Capital Amount"), which sum Manager promptly will deposit into the Operating Account. Manager may open an additional disbursement account in Manager's name, into which funds from the Operating Account may be deposited for immediate disbursement for the payment of expenses permitted to be paid hereunder from the Operating Account. In the event that the Privatization Transaction closes, the Minimum Working Capital Amount deposited by LLIDA as of the date of this Agreement shall be credited to LLIDA. The signatories on the Operating Account shall be bonded or insured in a manner reasonably satisfactory to Manager and LLIDA. Manager agrees that it will not change the Bank or the account of the Operating Account without the consent of the LLIDA Representative. Manager shall have no proprietary interest in the Operating Account, which shall be at all times during the term hereof the property of LLIDA.

         6.02 Deposits to and Disbursements from Operating Account. Manager shall deposit in the Operating Account (a) all monies paid or furnished by LLIDA to Manager pursuant to the terms hereof as working capital or for the payment of authorized costs and expenses of or related to the Project and (b) all room rents and all other revenues hereafter received by Manager from or with respect to the Project in connection with the management and operation of the Project, and shall not commingle in the Operating Account any funds which are not derived from the management and operation of the Project. Manager shall make disbursements and payments from the Operating Account in such amounts as are required in connection with the day-to-day management and operation of the Project, provided that all such disbursements and payments shall be in compliance with the terms of this Agreement and the Operating Budget or, if not in compliance therewith, shall be authorized pursuant to
Section 3.04, above, Section 3.05, above, or Section 2.11, above, or shall have been approved in advance in writing by LLIDA. Notwithstanding any provision to the contrary hereinabove in this Section 6.02 or elsewhere in this Agreement, Manager shall not be required to make any payment on account of this Agreement if the funds in the Operating Account are insufficient and LLIDA has failed to advance (when and as determined by Manager to be necessary) such additional funds for the operation of the Project and payment of expenses of the Project. Manager will not, under any circumstances, be responsible for payment from its own funds of any expenses of the Project or for funding from its own funds any operating or other deficits of or related to the Project.

         6.03 Minimum Working Capital Amount. It is the intent of the parties hereto that the Operating Account, at all times during the term hereof, shall have a balance at least equal to the Minimum Working Capital Amount. If at any time Manager reasonably estimates that the funds then in the Operating Account are less than the Minimum Working Capital Amount, Manager shall deliver to LLIDA written notice of such shortage and LLIDA, within ten (10) calendar days after receipt of such notice, shall deliver to Manager (by federal wire transfer of funds to the Operating Account) additional working capital in the amount of such shortage.

         6.04 Excess Funds. LLIDA acknowledges and agrees that Manager will retain in the Operating Account (or a separate disbursement account established by Manager for immediate disbursements) all funds received in connection with the operation and management of the Project and not expended as provided herein or deposited in the Capital Account, as provided below. LLIDA shall not draft checks on either the Operating Account or the Capital Account without the prior written consent of Manager, except on the termination of this Agreement.

         6.05 Establishment and Maintenance of Capital Account. As of the date of execution this Agreement, Manager has opened, in Manager's name, a capital reserve account, Account No. 3250403245, with NationsBank, 1500 Buford Highway, Buford, Georgia 30518 (the "Capital Account"). The Capital Account shall be an interest-bearing account. Only officers and/or employees of Manager designated from time to time by Manager, and the LLIDA Representative or another officer or employee of LLIDA designated from time to time by LLIDA, have or will have signature authority on the Capital Account. Manager will maintain the Capital Account during the term of this Agreement. As of the date of this Agreement LLIDA has delivered to Manager the sum of $30,391.00 (the "Initial Capital Improvement Deposit"), which sum Manager promptly will deposit into the Capital Account. The signatories on the Capital Account shall be bonded or insured in a manner reasonably satisfactory to Manager and LLIDA. Manager agrees that it will not change the Bank or the account of the Capital Account without the consent of the LLIDA Representative. Manager shall have no proprietary interest in the Capital Account, which shall be at all times during the term hereof the property of LLIDA.

         6.06 Deposits to and Disbursements from Capital Account. Manager shall deposit in the Capital Account, as a reserve for capital repairs and replacements provided for in the Capital Budget, an amount equal to five (5%) percent of the cash received by Manager during the preceding month, within thirty (30) days after the end of each month. Manager shall not commingle in the Capital Account any funds which are not derived from the management and operation of the Project or funds in excess of the amount required to be deposited therein under Section 6.05, above, and this Section 6.06. Manager shall make disbursements and payments from the Capital Account in such amounts as are required or permitted under Section 2.11, above, or shall have been approved in advance in writing by LLIDA. Notwithstanding any provision to the contrary hereinabove in this Section 6.06 or elsewhere in this Agreement, Manager shall not be required to make any payment with respect to capital expenditures if the funds in the Capital Account are insufficient and LLIDA has failed to advance such additional funds as may be required for the purposes permitted hereunder. Manager will not, under any circumstances, be responsible for payment from its own funds of any capital expenses of the Project.


                                     ARTICLE VII
                                 PAYMENT OF EXPENSES


         7.01 Manager's Costs to be Reimbursed. Manager may pay or reimburse itself out of the Operating Account for costs of the gross salary, wages, payroll taxes, insurance, worker's compensation and other Employee Expenses of Manager's Project Employees required to properly, adequately, safely and economically manage, operate and maintain the Project subject to and in accordance with the Operating Budget and the terms of this Agreement.

         7.02 Costs and Expenses Eligible for Payment from Operating Account. Subject to the conditions specified in Section 6.02, above, Manager may also pay all costs

                                                                             16
and expenses of the Project from the Operating Account, including, without limitation, the following:

         (a) Costs to correct any violation of, or to cause compliance with the rules, regulations or orders of the local Board of Fire Underwriters or other similar body or any other Legal Requirements relative to the use, repair and/or maintenance of the Project;

         (b) Actual and reasonable costs of making all repairs, replacements, decorations and alterations;

         (c) Costs incurred by Manager in connection with any Existing Service Contract or any Additional Service Contract;

         (d) Costs of collection of delinquent receipts collected through a collection agency;

         (e) Fees and expenses of attorneys of Manager or other professionals engaged by Manager for services related to the performance of any of Manager's duties or obligations under this Agreement, but not such fees and expenses related to the negotiation or enforcement of this Agreement, the Privatization Transaction or the documents to be executed in connection therewith;

         (f) Costs of printed checks and other bank service charges and fees related to the Operating Account or the Capital Account;

         (g) Costs of cash registers, adding machines and other equipment of such type and use located at the Project and owned by LLIDA;

         (h) Costs of utilities services for any of the LLIDA Facilities or any of the rest of the Project;

         (i) Costs of advertising for the LLIDA Facilities or any of the rest of the Project;

         (j) Costs of printed forms and supplies required for use at the Project;

         (k) Franchise fees, reservation fees, license fees, rents and other fees necessary and proper for the efficient operation of the Hilton Hotel or any other LLIDA Facility;

         (l) Costs of food, beverages, supplies, services, equipment, leases, and other costs and expenses necessary and proper for the efficient operation of the Hilton Hotel or any other LLIDA Facility;

         (m) All other costs and expenses incurred in connection with the operation of the Project that are within the limits of the Operating Budget, or are authorized by Section 3.04, Section 3.05, above, or are otherwise approved by LLIDA;

         (n) General accounting and reporting services which are within the reasonable scope of the Manager's responsibility to LLIDA;

         (o) Costs of electronic data processing equipment, or any pro-rata charge thereon, whether located at the Project;

         (p) Costs of third party electronic data processing, or any pro-rata charge thereof, for data and payroll processing provided by service companies;

         (q) costs of real estate and personal property taxes, improvements, assessments and other like charges, if any; and

         (r) Any Management Fee(s) as provided in Article VIII, below.

         7.03 Non-Reimbursable Costs. The following expenses or costs incurred by or on behalf of Manager in connection with the management and operation of the Project shall be at the sole cost and expense of Manager and shall not be reimbursed by LLIDA:

         (a) Costs of gross salary, wages, payroll taxes, insurance, workmen's compensation, and other benefits of Project Employees except to the extent same are allocable to the Project;

         (b) Costs of forms, papers, ledgers, and other supplies and equipment used in the Manager's home office or at any other location off the Project;

         (c) Political or charitable contributions; or

         (d) Costs attributable to losses arising from gross negligence, willful misconduct or fraud on the part of Manager or any of Manager's employees or agents.


                                     ARTICLE VIII
                                    MANAGEMENT FEE

         8.01 Management Fee. In consideration of the management services to be provided by Manager pursuant to this Agreement, Manager shall be entitled to receive a monthly management fee in the amount of $160,000.00 (the "Management Fee"). The Management Fee shall be payable to Manager in advance on the date of this Agreement, and on the first (1st) day of each calendar month thereafter during the term of this Agreement. If the first month or the last month in which this Agreement is in effect is less than a full calendar month, the Management Fee payable with respect to any such partial calendar month shall be prorated on a daily basis. Manager may pay all Management Fees from the Operating Account.


                                      ARTICLE IX
                                     TERMINATION

         9.01 Termination of Agreement. This Agreement may be terminated prior to the expiration of the term hereof on the following terms and conditions, it being understood and agreed, however, that any such early termination shall not relieve LLIDA or Manager from liabilities or claims accruing and arising up to and including the date of termination:

         (a) By LLIDA for Cause. LLIDA shall have the right to terminate this Agreement if Manager fails in any material respect to keep, observe or perform any covenant, agreement, term or provision of this Agreement, required to be kept, observed, or performed by Manager, and such material default continues for a period of thirty (30) days after written notice thereof by LLIDA to Manager; provided, if any such material default reasonably is not susceptible to being cured within such initial thirty (30) day curative period and if Manager promptly commences reasonably appropriate curative measures within such thirty (30) day period and diligently prosecutes same to completion, such curative period shall be automatically extended for up to an additional thirty (30) days.

         (b) By Manager for Cause. Manager shall have the right to terminate this Agreement in the event LLIDA fails in any material respect to keep, observe or perform any covenant, agreement, term or provision of this Agreement to be kept, observed, or performed by LLIDA and such material default continues for a period of thirty (30) days after written notice thereof by Manager to LLIDA.

         9.02 Obligations Upon Termination. Upon the expiration or termination of this Agreement if the Privatization Transaction has not closed, Manager shall: (i) immediately surrender and deliver to LLIDA the Project and all funds held by Manager in connection with the Project, after deduction therefrom of any sums then due and owed to Manager, (ii) deliver to LLIDA (promptly after receipt by Manager) any monies due LLIDA under this Agreement, but which are received by Manager after the effective date of such expiration or termination; (iii) promptly deliver to LLIDA all materials, equipment, tools and supplies, keys, contracts and documents relating to the Project and obtained by Manager in connection with the operation and management of the Project under this Agreement, and such other accountings, papers and records as LLIDA shall reasonably request pertaining to the Project; (iv) assign such then existing contracts relating to the operation and maintenance of the Project as LLIDA shall require; (v) vacate any portion of the Project then occupied by Manager as a consequence of this Agreement (provided Manager shall be entitled to ten (10) days in which to vacate completely) and furnish all such information and take all such actions as LLIDA shall reasonably require in order to effect an orderly and systematic ending of Manager's duties and activities hereunder, and (vi) deliver to LLIDA the originals (or copies where the originals are unavailable) of all papers and records pertaining to the Project;

provided, however, that LLIDA shall make the same available for inspection and reproduction by Manager at reasonable times upon request by Manager, that LLIDA shall deliver the same into the possession of Manager in the event that Manager requests the same for use in legal or quasi-legal proceedings, and that LLIDA shall not destroy the same without first offering to deliver the same to Manager.




         9.03 Remedies. It is expressly understood that LLIDA's and Manager's remedies to terminate this Agreement pursuant to the terms of this
Article IX shall not be exclusive, and in the event of any default by a party hereto, the non-defaulting party shall be entitled to exercise any and all other remedies and rights set forth herein or at law or in equity (unless expressly waived in writing by the non-defaulting party).


                                      ARTICLE X
                                       NOTICES

         10.01 Notices. All notices, demands, consents and reports provided for in this Agreement or required by law shall be in writing and shall be given to LLIDA or Manager at the address set forth below, or at such other address as such party may hereafter specify in writing in compliance with this Section 10.10:

         Manager:       KSL LAKE LANIER, INC
                        6950 Holiday Road
                        Lake Lanier Islands, Georgia  30518
                        Fax No.:       (770) 271-8653
                        Attention:     John K. Saer, Jr.

                        WITH A COPY TO:

                        KSL LAKE LANIER, INC
                        c/o KSL Recreation Corporation
                        56-140 PGA Boulevard
                        La Quinta, California  92253
                        Fax No.:       (619) 564-3560
                        Attention:     Nola S. Dyal, Esq.
                                       Vice President and General Counsel


                        WITH A COPY TO:

                        Long, Aldridge & Norman
                        303 Peachtree Street, N.E.
                        One Peachtree Center, Suite 5300
                        Atlanta, Georgia  30308
                        Fax No.:       (404) 527-4198
                        Attention:     Clyde Click, Esq.

         LLIDA:         LAKE LANIER ISLANDS DEVELOPMENT
                          AUTHORITY
                        6950 Holiday Road
                        Lake Lanier Islands, Georgia  30518
                        Fax No.:       (770) 271-8653
                        Attention:     R.L. Burson

                        WITH A COPY TO:

                        Troutman Sanders LLP
                        Nationsbank Plaza
                        600 Peachtree Street, N.E., Suite 5200
                        Atlanta, Georgia  30308-2216
                        Fax No.:       (404) 885-3900
                        Attention:     John W. Moore, Esq.

Any notice, or other communication hereunder shall be deemed to have been validly given or served by delivery of the same in person to the intended addressee, or by depositing the same with Federal Express or another reputable private courier service for next business day delivery, or by depositing the same in the United States mail, postage prepaid, registered or certified mail, return receipt requested, in any event addressed to the intended addressee at its address set forth above or at such other address as shall have been designated hereafter by such party as herein provided. All notices, demands and requests shall be effective upon such personal delivery, or one (1) business day after being deposited with the private courier service, or two (2) business days after being deposited in the United States mail as required above. Rejection or other refusal to accept or the inability to deliver because of changed address of which no notice was given as herein required shall be deemed to be receipt of the notice, demand or request sent. Notices, demands, requests or other communications also shall be deemed to have been validly given or served if by facsimile transmission to the addressee's FAX number provided above upon confirmation of transmission and (a) where the transmitting party includes a cover sheet identifying the name, location and identity of the transmitting party, the phone number of the transmitting device, the date and time of transmission and the number of pages transmitted (including the cover page), (b) where the transmitting device or receiving device records verification of receipt and the date and time of transmission receipt and the phone number of the other device, and (c) where the facsimile transmission is immediately followed by service of the original of the subject item in another manner provided herein. By giving to the other party hereto at least fifteen (15) day's prior written notice thereof in accordance with the provisions hereof, the parties hereto shall have the right from time to time to change their respective addresses and each shall have the right to specify as its address any other address within the United States of America.


                                      ARTICLE XI
                               MISCELLANEOUS PROVISIONS

         11.01 Assignment. Neither party hereto may assign this Agreement without obtaining the prior written consent of the other party hereto.

         11.02 Relationship of Parties. The parties do not intend by this Agreement to create a partnership or a joint venture, but merely to set forth the terms upon which Manager shall manage and operate the Project for and on behalf of LLIDA. Manager has entered into this Agreement as an independent contractor. To facilitate the efficient, economical and timely performance by Manager of its duties and obligations hereunder, however, LLIDA has granted, and does hereby grant and confirm to Manager a special power of attorney, and does hereby appoint Manager as its agent, with powers of substitution, to act for and on behalf of LLIDA, and in the name and stead of LLIDA, for the purpose of performing its obligations under this Agreement and to the extent necessary to be performed in the name of LLIDA, except that Manager shall have no power to act for or on behalf of LLIDA in the exercise of any governmental power or authority. The foregoing power of attorney is coupled with an interest and is irrevocable, until the expiration or earlier termination of this Agreement, at which time such power of attorney shall automatically be deemed to be revoked. Manager may act pursuant to the foregoing power of attorney to perform any act in the name and on behalf of LLIDA which Manager is otherwise authorized to perform on its own behalf hereunder which LLIDA is privileged to perform under or with respect to any Existing Service Contract, any Additional Service Contract, and any now or hereafter existing Other Project Agreement. Manager is further authorized to endorse checks, to sign receipts, and to execute such other instruments for and on behalf of, and in the name of LLIDA, pursuant to the foregoing power of attorney, as Manager may deem necessary or convenient in the ordinary course of business in the operation and management of the Project hereunder.

         11.03 Waiver. The failure by either party to exercise any right or power given herein or by law, or to insist upon strict compliance by the other party with any obligation imposed hereunder shall in no event constitute a waiver of either party's right to demand full and complete compliance with each and every provision hereof or to exercise and enforce all available powers and remedies.

         11.04 Amendments. This Agreement may not be amended except by written agreement duly executed by the parties hereto, provided, however, that a waiver of any right or privilege hereunder need be signed only by the party waiving such right or privilege.

         11.05 Covenant of Further Assurances. The parties hereby agree to execute such other documents and perform such other acts as may be reasonably necessary or desirable to carry out the purposes of this Agreement.

         11.06 Entire Agreement. This document represents the entire agreement between the parties with respect to the management and operation of the Project during the term hereof.

         11.07 Legal Representatives, Successors, Transferees and Assigns. This Agreement shall be binding upon and inure to the benefit of LLIDA, Manager, and their respective legal representatives, successors and permitted assigns, subject, however, to the limitations on assignments set forth herein.

         11.08 Time of the Essence.  Time is of the essence of this Agreement.

         11.09 Pronouns. All pronouns used in this Agreement, whether used in the masculine, feminine or neuter gender, shall include all other genders; the singular shall include the plural, and vice versa.

         11.10 Headings. All headings herein are inserted only for convenience and ease of reference and are not to be considered in the construction or interpretation of any provision of this Agreement.

         11.11 Indemnification. Manager does hereby indemnify and agree to defend and hold harmless LLIDA from and against any and all liabilities, losses, costs, damages and expenses (including reasonable attorneys' fees) arising, resulting, sustained or incurred, or which can or may arise, result, be sustained or incurred by LLIDA in connection with the performance by Manager of acts outside the scope of the authority granted to Manager under this Agreement, and against any fraudulent acts, willful misconduct or gross negligence on the part of Manager. LLIDA does hereby covenant and agree to pay Manager for any and all liabilities, losses, costs, damages and expenses (including reasonable attorneys' fees) arising, resulting, sustained or incurred, or which can or may arise, result, be sustained or incurred by Manager in connection with the performance by Manager under this Agreement, except for such liabilities, losses, costs, damages and expenses arising, resulting, sustained or incurred in connection with acts outside the scope of authority granted to Manager under this Agreement, fraudulent acts, or wilful misconduct or gross negligence on the part of Manager.

         11.12 Governing Law. The laws of the State of Georgia shall govern the interpretation, validity and enforcement of this Agreement.

         11.13 Severability. Whenever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid, but in the event any such provision should be held invalid or unenforceable, the remaining provisions hereof shall be not be affected thereby.

         11.14 Authority. By execution hereof, each party hereto represents that it has the right, power and authority to enter into this Agreement in accordance with the terms and conditions hereof, and the person executing this Agreement on behalf of each party hereto represents that he has the right, power and authority to enter into this Agreement on behalf of such party and that this Agreement is binding upon and effective against such party.

         IN WITNESS WHEREOF the parties hereto have executed this Agreement, under seal, as of the Effective Date.

                                       LLIDA:

                                       LAKE LANIER ISLANDS DEVELOPMENT
                                       AUTHORITY, a body corporate and politic
                                       created and existing under the laws of
                                       the State of Georgia


                                       By:_____________________________________
                                            Name:______________________________
                                            Title:_____________________________


                                       Attest:_________________________________
                                            Name:______________________________
                                            Title:_____________________________

                                                 (LLIDA SEAL)


                                       MANAGER:

                                       KSL LAKE LANIER, INC., a Delaware
                                       corporation

                                       By:_____________________________________
                                            Name:______________________________
                                            Title:_____________________________


                                       Attest:_________________________________
                                            Name:______________________________
                                            Title:_____________________________


                                              (CORPORATE SEAL)

                                      EXHIBIT A


                           LEGAL DESCRIPTION OF THE PROJECT



         All of the property leased under the Original Lease, together with the property added under Supplemental Agreement No. 1 thereto, and commonly known as Lake Lanier Islands.

                                     Exhibit "B"

                          PRELIMINARY STATEMENT OF ESSENTIAL
                     BUSINESS TERMS OF PRIVATIZATION TRANSACTION


1. DNR and LLIDA will enter into an amendment of the LLIDA Sublease, pursuant to which DNR will re-sublease and reconvey to LLIDA the portion of the Project previously surrendered by LLIDA under the 1986 Management Agreement.

2. DNR and LLIDA will enter into an agreement for the purpose of terminating the 1971 Management Agreement and the 1986 Management Agreement.

3. Substantially all of the personal property of LLIDA used in connection with the operation of the Project, including the personal property used in connection with the operation of the Hilton Hotel, the Water Park, the Hilton Golf Course and related personal property, furniture, fixtures and equipment will be conveyed to Manager.

4. KSL will pay to LLIDA a cash payment in LLIDA in the amount of $9,000,000.00, subject to closing adjustments and prorations.

5. All of the real property interests of LLIDA in the Project (including the interests of LLIDA in existing improvements) will be subleased to Manager under the KSL Sublease for a term co-extensive with the remaining term of the Corps Lease.

6. LLIDA will assist Manager in the presentation to the Corps of any request for extension of the term of the corps Lease approved by LLIDA and agree to use its reasonable efforts to attempt to extend the term of the Corps Lease so that it will have a remaining term of approximately 50 years from May 15, 1996. If the parties are successful in obtaining such an extension, the KSL Sublease will be automatically extended for the same period.

7. Manager will have a right to extend the term of the KSL Sublease, subject to a corresponding extension of the Corps Lease, for an additional 10 years beyond the initial 50 year term described in paragraph 6 above, at a market rental rate as to both base rental and percentage rental (but in no event less than the Base Rent [as defined in the KSL Sublease] at the expiration of the prior term). Manager shall provide notice of such election of LLIDA within twelve (12) years from the commencement of the KSL Sublease. LLIDA will assist Manager in the presentation to the Corps of any request for such extension of the term of the Corps Lease.

8. At closing, LLIDA will pay to Manager the sum of $400,000.00 (less any portion of such amount paid to manager during the term of the management Agreement in accordance with Section 2.11 of the Management Agreement) to be used by Manager for repairs and improvements to the Project. In addition, LLIDA will pay to Manager any unspent amounts remaining in the Capital Budget.

9. The KSL Sublease will provide for annual minimum rent of $3,000,000.00, payable in equal monthly installments of $250,000.00 each, plus percentage rents in the amount of 3.5% of Gross Revenue (to be defined in the KSL Sublease) in excess of $20,000,000.00. There will be a percentage rent floor of $100,000.00 annually for the first five (5) years, and $200,000.00 annually thereafter.

10. Certain obligations of Manager under the KSL Sublease will be guaranteed by KSL Recreation Corporation under a Guaranty Agreement to be negotiated in connection with the negotiation of the KSL Sublease.

11. In the KSL Sublease Manager will grant to LLIDA a perfected security interest in assets conveyed to manager as described in paragraph 3 above, having a value of not less than $3,000,000.00, until such time as Manager has made capital expenditures, as described in Paragraph 12 below of not less than $3,000,000.00, exclusive of capital expenditures funded from the reserve account to be established and maintained pursuant to the KSL Sublease. Such security interest shall be reduced pro rata as such expenditures are made from time to time.

12. In the KSL Sublease, Manager will agree to make capital expenditures of not less than $5,000,000.00 during the five (5) years of the lease term following the first year in which Gross Revenue exceeds $20,000,000.00, subject to the terms of the KSL Sublease and paragraph 17(c) below.

13. The KSL Sublease will be subordinate to the Stouffer Sublease, but LLIDA and DNR will convey to Manager all of their respective rights to the rental income and rights to enforce the sublessee's obligations under the Stouffer Sublease, with a reversion to LLIDA and DNR of such rights in the event of a termination of the KSL Sublease. LLIDA and DNR agree to cooperate with Manager in connection with the enforcement of the Stouffer Sublease, and Manager will assume the obligations of LLIDA and DNR as sublessor under the Stouffer Sublease.

14. LLIDA will endeavor to provide appropriate non-disturbance agreements from the Corps and from DNR with forms of sublessee and mortgagee recognition agreements attached. After closing LLIDA will cooperate with Manager in its efforts to obtain sublessee and mortgagee recognition agreements from the Corps and DNR.

15. LLIDA will assign all of its rights under the Hilton License to KSL, provided Hilton will acknowledge and consent to such assignment, which will specifically include the assignment (with Hilton's consent) of the termination rights contained therein.

16. Manager will be entitled to mortgage all or portions of the Project without the consent of LLIDA, and LLIDA will provide mortgagee recognition agreements (if such mortgagees are registered and meet any other sublease requirements) in an acceptable form. The KSL Sublease will permit the foreclosure of such mortgages (or deeds-in-lieu of foreclosure) without consent, and the subsequent sale of the mortgaged interest in the Project by the mortgagee or its nominee, without consent.

17. Manager will be entitled to enter into subleases with respect to all or portions of the Project, for purposes which comply with the approved KSL Conceptual Plan, for uses that are permitted under the KSL Sublease, under an approved sublease form and with rent protection for LLIDA:

    (a)  To affiliates of Manager, without the consent of LLIDA;

    (b) To up to three third parties each with a net worth of at least $5,000,000 or demonstrated sufficient financial resources, without the consent of LLIDA for projects included in KSL Conceptual Plan or amendments thereof approved by LLIDA provided construction begins within 5 years from date of the KSL Sublease; and

    (c) To others, with the consent of LLIDA, which shall not be unreasonably withheld, delayed or conditioned, in accordance with the terms of the KSL Sublease; and, in the event of disapproval of any sublease which is proposed in good faith, the capital expenditure requirements described in paragraph 12 above will be extinguished to the extent of capital expenditures which were to be expanded under the proposed sublease.

         In addition, the KSL Sublease will contain language acknowledging that the KSL Sublease has been entered into with the expectation that development and subleasing will be permitted by LLIDA, subject to the terms of the KSL Sublease. Subleases will be deemed approved if not disapproved within a time period to be agreed upon.

18. Manager will be entitled to assign the KSL Sublease under an approved assignment form:

    (a) To affiliates of manager, without the consent of LLIDA, provided the guaranty from KSL Recreation Corporation remains in full force and effect and subject to the application of change of control provisions; and

    (b) To others, with the consent of LLIDA, which shall not be unreasonably withheld, delayed or conditioned, in accordance with the terms of the KSL Sublease.

19. LLIDA will, upon written request of Manager, amend the KSL Sublease and enter into one or more individual subleases with Manager covering any portion or portions of the Project, in accordance with the terms of the KSL Sublease.


20. At closing all prorations and adjustments of all Project revenues and expenses will be as of 12:01 a.m., May 15, 1996. Manager will receive a credit at closing in an amount to be mutually agreed upon by Manager and LLIDA, upon the submission of certain inspection reports by Manager to LLIDA, to be applied toward the correction of certain alleged project deficiencies. LLIDA will receive a credit at closing for the Minimum Working Capital Amount (as defined in the Management Agreement), any management fees paid to Manager pursuant to the Management Agreement, the amount of Rent (as defined in the KSL Sublease) due for the period from May 15, 1996 to the closing date and any costs incurred during the term of the Management Agreement pursuant to Section 7.02(a) thereof for the correction of any violation of, or to cause compliance with, any legal requirements, except to the extent of the fixed amount described in the preceding sentence of this paragraph 20.




21. To the extent permitted by law, LLIDA will give Manager a right of first refusal to purchase LLIDA's interest in the Project.

LLIDA and Manager agree to negotiate, diligently and in good faith on an exclusive basis to consummate the Privatization Transaction substantially on the terms set forth above. The parties acknowledge, however, that the terms set forth above are only a summary of the material terms of the Privatization Transaction, and constitute a basis for further negotiations, but do not represent all of the terms and conditions of the Privatization Transaction. Further, the terms set forth above assume that the cooperation of certain third parties will be obtained and are not a covenant by LLIDA to perform any matters not within LLIDA's control.